Press Release

Date: August 8, 2006	Contact:	Don Bennett
President
Phone: 719.265.9847
Fax: 719.265.9809
For Immediate Release		Email: dbennett@greatbigfish.com

friendlyway Corporation Purchases Big Fish Marketing Group

friendlyway Corporation (OTCBB:FDWY.OB-News) a provider of self-service public access kiosks and digital signage networks today announced the acquisition of Big Fish Marketing Group. friendlyway Corporation will acquire Colorado Springs based Big Fish Marketing in a cash and stock transaction. Big Fish Marketing will become a wholly owned subsidiary of friendlyway Corporation. The acquisition of Big Fish is a strategic move to promote growth in the development of friendlyway’s kiosk and digital signage networks while providing network advertising clients a more comprehensive approach to their marketing efforts. Big Fish is a profitable and growing business and will have a positive impact on our future.

Big Fish Marketing specializes in creating comprehensive marketing campaigns for its clients, supporting all facets of advertising and marketing development and implementation. “This is a fantastic opportunity to grow friendlyway’s self-service kiosk and digital signage business,” said Don Bennett, President of Big Fish Marketing. “Our direct efforts will also ensure friendlyway customers receive the very best creative advertising content possible and that all advertising is consistent with the companies overall marketing efforts.”

Big Fish Marketing will support friendlyway Corporation’s advertising content development and management systems. Each kiosk and digital sign will be centrally controlled through a communications network which allows for discrete control of advertising content to include regional and demographic targeting of customers, ad rotation and day-parting. All advertising is monitored at a system and network level allowing advertising clients a broad range of advertising control and proof of play reporting.

“The acquisition of Big Fish Marketing creates a vertical integration for internal and external advertising efforts,” said Ken Upcraft, President and CEO of friendlyway Corporation. “We now have a complete marketing and advertising division to focus on content development for our advertising clients. Big Fish Marketing will also develop our internal marketing efforts to help communicate the advertising opportunities available within our kiosk and digital signage network. As we expand our services to include data mining and other interactive capabilities, Big Fish Marketing will continue to integrate these capabilities with our advertising client’s strategic marketing initiatives.”

About

About friendlyway Corporation
friendlyway Corporation provides interactive customer communications systems and applications that support targeted marketing programs at points of sale, service, and information. Our platforms allow our clients to deliver multimedia content to their audiences efficiently via interactive devices and displays. Our goal is to support our clients by streamlining their workflows using displays to do more. Friendlyway’s services are expected to allow its clients to add value for their customers, provide the company with a recurring revenue stream while fostering customer loyalty and stimulating growth. For more information on friendlyway, please contact us at (877) 888-1860 or visit us on the Web at www.friendlywayinc.com.

7222 Commerce Center Drive, #205 t Colorado Springs, CO 80919
Phone (719) 265-9847 tFax (719) 265-9809

About Big Fish Marketing
Big Fish Marketing is a full service advertising and marketing agency supporting clients with business development, marketing planning and advertising requirements. Big Fish focuses on both plan development and implementation, supporting clients needs from concept development through implementation and measurement for results. Our efforts are always aimed at creating a powerful return on investment for all our clients advertising, branding and marketing efforts.

Safe Harbor Statement:
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including statements regarding friendlyway’s anticipated revenue, growth in friendlyway’s target market, and market trends favorable to friendlyway’s Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Important factors that could cause actual results to differ materially from the forward-looking statements include the friendlyway’s need to obtain substantial additional capital (through financings or otherwise) to fund its operations, fluctuations in the Company’s business results, initial and continuing acceptance of the company’s products and services by its clients and the market place, competition and changes in the markets it serves. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

7222 Commerce Center Drive, #205 t Colorado Springs, CO 80919
Phone (719) 265-9847 tFax (719) 265-9809